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                                                            Exhibit 23.2
                                                            ------------


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



          As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated February 5, 1996 (except with respect to the matter discussed in Note 6 regarding Series C redeemable convertible preferred stock as to which the date is March 16, 1996) included in Open Market, Inc.'s Registration Statement No. 333-03340 and to all references to our firm included in this Registration Statement.



                                                  Arthur Andersen LLP


Boston, Massachusetts
June 20, 1996